                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


     Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a nominee for director of Travelocity.com Inc., a Delaware corporation, and to become director of Travelocity.com on or prior to the Closing Date of the Merger, as defined in this Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission.

Dated: February  1, 2000

                                                 /s/ F. William Conner
                                                 ------------------------------
                                                 Name: F. William Conner